EXHIBIT 10.8

                          FORM OF REPURCHASE AGREEMENT

This Repurchase Agreement ("Agreement") his made and entered into this ________ of ______, 2002 by and ____________, an individual whose address is __________
("Shareholder") and Ponca Acquisition Corporation (the "Company"). (Individually each a "Party" and together, the "Parties").

                                    RECITALS

A. The Parties have entered into a Stock Purchase Agreement of even date.

B. The Parties wish to provide for a repurchase Company shares ("Shares") of Common Stock from the Shareholder by the Company, pursuant to the terms and conditions described in this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt of which each hereby acknowledges, the Parties Agreement as follows:

1. Repurchase of Company Shares. Subject to the provisions of Sections 2, 3 and 4 of this Agreement, the Shareholder may, in his sole discretion, but provided that such repurchase may occur only two (2) times in any one calendar year period described below and such repurchase rights are non-cumulative:

a. At any time commencing on January 1, 2003 and continuing through December 31, 2003, sell up to the lesser of the (i) "Maximum Put Amount", as defined in Section 4 below, and (ii) twenty five thousand (25,000) Company Shares to the Company, the amount of which will be multiplied by Repurchase Price defined below; and

b. At any time commencing on January 1, 2004 and continuing through December 31, 2004, sell up to the lesser of (i) the Maximum Put Amount and (ii) fifty thousand (50,000) Company Shares to the Company, the amount of which will be multiplied by the Repurchase Price defined in below; and

c. At any time commencing on January 1, 2005 and continuing through December 31, 2005, sell up to the lesser of (i) the Maximum Put Amount and (ii) seventy-five thousand (75,000) Company Shares to the Company, the amount of which will be multiplied by the Repurchase Price defined below.

2. Maximum Put Amount by Shareholder. Notwithstanding anything to the contrary contained in this Agreement, the "Maximum Put Amount" shall mean the lesser of
(i) fifteen percent (15%) of the twenty (20) Trading Days immediately following the Repurchase Notice Date (such 20 Trading Days shall be the "Valuation Period").

3. Conditions to Closing. The Company Shares shall be trading on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market System, the NASDAQ SmallCap, the Over the Counter Bulletin Board or the "Pink Sheets" (the "Principal Market")

4. Repurchase Price. For purposes of this Agreement, the "Repurchase Price" shall mean any day during which the New York Stock Exchange shall be open for business ("Trading Day") during a Valuation Period, the Repurchase Price shall be 88% of the daily volume weighted average price of the Common Stock on the market or exchange on which the Company Shares are traded (the "VWAP").

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5. Procedures to Closing.

a. The Shareholder may deliver a Repurchase Notice to the Company, subject to the conditions in this Agreement, which shall state the commencement date of the Valuation Period, which may not be prior to the delivery of the Repurchase Notice.

b. A Repurchase Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon New York time on a Trading Day or at any time on a day which is not a Trading Day. No Repurchase Notice may be deemed delivered on a day that is not a Trading Day.

c. The closing for the sale of the Repurchase Shares shall occur on or before five (5) business days following the Valuation Period.

6. Survival. All representations, warranties, covenants and agreements contained in or made pursuant to this Agreement or contained in any certificate delivered pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any party hereto, and shall survive the transfer and payment for the Common Stock and the consummation of the transactions contemplated hereby for a period of 12 months, unless a claim is made prior thereto.

7. Assignment. This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any assignees or successors shall take any such assignment(s) subject to all obligations of the assigning or original party and subject to any and all defenses. Nothing herein shall relieve an assigning party of its obligations under this Agreement.

8. Amendment; Waiver. Any term, covenant, agreement or condition of this Agreement may be amended, and compliance therewith may be waived (either generally or in a particular circumstance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by Seller and Buyer. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each of Seller and Buyer.

9. Governing Law. This agreement shall be governed by and construed and enforced in accordance with, the laws of the State of Florida, without regard to conflicts of law principles. Any disputes with respect to the interpretation of this Agreement or the rights and obligations of the parties hereto shall be exclusively brought in the Southern U.S. District Court for Florida or if such court lacks subject matter jurisdiction, in the Court for Palm Beach County. Each of the parties waives any right to object to the jurisdiction or venue of either of such Courts or to claim that such Courts are an inconvenient forum.

10. Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (x) on the date of delivery, if delivered personally or by telecopier, receipt confirmed, (y) on the second following business day, if delivered by a recognized overnight courier service, or (z) seven days after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, in each case, to the party to whom it is directed as any party hereto shall hereafter specify by notice in writing to the other parties hereto.

11. Integration. Exhibits. This Agreement and the documents referred to herein or delivered pursuant hereto or pursuant to such documents, including all exhibits and schedules, contain the entire understanding of the parties with respect to their subject matter and supersede all prior agreements and understandings between the parties with respect to their subject matter. It is understood that the Schedules and Exhibits referred in this Agreement are not attached to this Agreement concurrently with its signature thereof, and as

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provided in Section 4.8 hereof, it is a condition for Buyer to close the transactions described in this Agreement to have received the Schedules and Exhibits in a satisfactory form for Buyer.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.


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



IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                         ___________________________________________
                         PONCA ACQUISITION CORPORATION.
                         By: Henry J Boucher, Jr.
                         Title:   President


                         SELLER:

                         ____________________________________________


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